EXHIBIT 99.1
Illumina Reports Financial Results for Second Quarter 2010
San Diego, Calif., July 27, 2010 — Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the second quarter of 2010.
Second quarter 2010 results:
•	Revenue of $212.0 million, a 31% increase over the $161.6 million reported in the second quarter of 2009.

•	GAAP net income for the quarter of $29.8 million, or $0.21 per diluted share, compared to net income of $24.7 million, or $0.18 per diluted share, for the second quarter of 2009. Net income for the second quarter of 2010 included $5.2 million in non-cash interest expense and other items listed in the table entitled “An Itemized Reconciliation Between GAAP and Non-GAAP Net Income.”

•	Non-GAAP net income for the quarter of $34.0 million, or $0.26 per diluted share, compared to $29.2 million, or $0.22 per diluted share, for the second quarter of 2009.
Gross margin in the second quarter of 2010 was 68.9% compared to 68.8% in the comparable period of 2009. Excluding the effect of non-cash charges associated with stock compensation and the amortization of intangibles, non-GAAP gross margin was 70.3% for the second quarter of 2010 compared to 70.6% in the prior year period.
Research and development (R&D) expenses for the second quarter of 2010 were $43.7 million compared to $33.1 million in the second quarter of 2009. R&D expenses include $6.0 million and $5.0 million of non-cash stock compensation expense in the second quarter of 2010 and 2009, respectively. R&D expenses in both periods also include $0.9 million of accrued contingent compensation. Excluding these charges, R&D expenses as a percentage of revenue were 17.3% compared to 16.8% in the prior year period.
Selling, general, and administrative (SG&A) expenses for the second quarter of 2010 were $53.7 million compared to $41.9 million for the second quarter of 2009. SG&A expenses include $9.4 million and $8.6 million of non-cash stock compensation expense in the second quarter of 2010 and 2009, respectively. SG&A expense also includes $0.5 million of acquisition costs (see acquisition of Helixis, below) in the second quarter of 2010. Excluding these charges, SG&A expenses as a percentage of revenue were 20.6% in the second quarter of 2010 and 2009.
The company generated $74.8 million in cash flow from operations during the second quarter of 2010 compared to $39.4 million in the prior year period. Depreciation and amortization expenses were $10.2 million and capital expenditures were $13.1 million during the second quarter. The company ended the second quarter with $785.4 million in cash and investments compared to $693.5 million as of January 3, 2010.
Highlights since our last earnings release:
•	Completed the acquisition of Helixis, Inc., a company developing a new generation of high-performance, low-cost, Real-Time PCR systems used for genetic analysis, for $70.0 million in cash and up to $35 million in contingent consideration. In conjunction with the close of the acquisition, Illumina appointed Helixis CEO, Alex Dickinson to Senior Vice President of PCR Solutions.
•	Received authorization from the Board of Directors for a $200 million stock buyback program, with $100 million allocated to repurchasing common stock under a 10b5-1 plan over the next 12 months and $100 million allocated to repurchasing common stock at management’s discretion during open trading windows.
•	Announced that the Wellcome Trust Sanger Institute purchased 20 HiSeq 2000s.
•	Announced that the Broad Institute purchased 51 HiSeq 2000s to replace their current installed base of Genome AnalyzerIIx systems.
•	Commenced shipment of the HumanOmni2.5-Quad DNA Analysis BeadChip, a four sample microarray with approximately 2.5 million markers per sample, including significant content derived from the 1000 Genomes Project.
•	Received FDA 510(k) clearance for the BeadXpress® Multiplex Analysis System and VeraCode® Genotyping Test for Factor V Leiden and Factor II (Prothrombin).
•	Reduced the price of the Company’s Individual Genome Sequencing service from $48,000 to $19,500 per genome. Additionally, the Company announced a price of $14,500 per genome for groups of 5 or more participants using the same physician and a price of $9,500 per genome for individuals whose physicians have determined that whole-genome sequencing could provide potential direct clinical value in light of their serious medical conditions.
•	Named Gerald Moeller, Ph.D. to the Board of Directors.
•	Appointed Nicholas Naclerio to Senior Vice President of Corporate and Venture Development, Elizabeth Brady to Vice President of Global Supply Chain, Emily Winn-Deen

to Vice President of Diagnostics Development, Melina Cimler to Vice President of Quality and Regulatory Affairs, and appointed Tristan Orpin to Chief Commercial Officer.
Financial Outlook and Guidance:
The non-GAAP financial guidance discussed below excludes the incremental interest expense associated with the company’s convertible debt instruments that may be settled in cash, the double dilution associated with the accounting treatment of the company’s outstanding convertible debt and the corresponding call option overlay, the amortization expense related to intangible assets, contingent compensation expense and the accrual of in-process research and development, the gain on acquisition, and acquisition related expense (see table which reconciles these non-GAAP financial measures to the related GAAP measures).
The company expects:
•	Revenue growth for the full year 2010 of approximately 28% from 2009 revenue of $666 million.

•	Gross margins for the second half of 2010 to be in the mid 60s (%) and in the mid to high 60s (%) for the full year 2010.

•	Non-GAAP earnings per share between $0.93 and $1.00 including the dilution associated with the acquisition of Helixis.

•	Full year pro forma tax rate of approximately 35%.

•	Stock compensation expense of approximately $72 million or $0.34 per pro forma fully diluted share.

•	Full year weighted average diluted shares outstanding for the measurement of pro forma results of approximately 136 million.
Quarterly Conference Call Information
The conference call will begin at 2:00pm Pacific Time (5:00pm Eastern Time) on Tuesday, July 27, 2010. Interested parties may listen to the call by dialing 866.510.0710 (passcode: 84755429), or if outside North America, by dialing +617.597.5378 (passcode: 84755429). Individuals may access the live teleconference under the “Corporate/Investor Information” tab of Illumina’s web site at www.illumina.com.
A replay of the conference call will be available from 5:00pm Pacific Time (8:00pm Eastern Time) on July 27, 2010 through August 3, 2010 by dialing 888.286.8010, or if outside North America, by dialing +1.617.801.6888 (passcode: 99073585).

Statement Regarding Use of Non-GAAP Financial Measures
The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating margins, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The company’s financial results under GAAP include substantial non-cash and other charges related to stock compensation expense, incremental interest expense and a gain on debt extinguishment associated with the company’s convertible debt instruments that may be settled in cash, a gain on the acquisition of an investee accounted for using the cost method of accounting prior to acquisition, amortization expense related to intangible assets, in-process research and development and contingent compensation expense related to the acquisition of Avantome, Inc., acquisition expense, and expense related to acquired research and development. Per share amounts also include the double dilution associated with the accounting treatment of the company’s convertible debt outstanding and the corresponding call option overlay. Management believes that presentation of operating results that excludes these charges provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.
The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.
Use of Forward Looking Statements
This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our BeadArray™, VeraCode®, and Solexa® technologies and to deploy new sequencing, gene expression, and genotyping products and applications for our technology platforms, (ii) our ability to manufacture robust instrumentation and reagents technology, and (iii) reductions in the funding levels to our primary customers, including as a result of the timing and amount of funding provided by the American Recovery and Reinvestment Act of 2009, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
About Illumina
Illumina (www.illumina.com) is a leading developer, manufacturer, and marketer of life science tools and integrated systems for large-scale analysis of genetic variation and function. We provide innovative sequencing and array-based solutions for genotyping, copy number variation analysis, methylation studies, gene expression profiling, and low-multiplex analysis of DNA, RNA and protein. We also provide tools and services that are fueling advances in consumer genomics and diagnostics. Our technology and products accelerate genetic analysis research and its application, paving the way for molecular medicine and ultimately transforming healthcare.
# # #
CONTACT:

Investors:	Peter J. Fromen	Media:	Wilson Grabill
	Senior Director		Senior Manager
	Investor Relations		Public Relations
	858-202-4507		858-882-6822
	pfromen@illumina.com		wgrabill@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	July 4, 2010	January 3, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$237,187	$144,633
Short-term investments	548,193	548,894
Accounts receivable, net	147,939	157,751
Inventory, net	119,445	92,776
Deferred tax assets, current portion	19,158	20,021
Prepaid expenses and other current assets	16,345	17,515

Total current assets	1,088,267	981,590
Property and equipment, net	122,398	117,188
Goodwill	271,819	213,452
Intangible assets, net	70,298	43,788
Deferred tax assets, long-term portion	45,579	47,371
Other assets	43,524	26,548

Total assets	$1,641,885	$1,429,937

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,574	$52,781
Accrued liabilities	123,577	98,253
Long-term debt, current portion	300,705	290,202

Total current liabilities	481,856	441,236
Other long-term liabilities	33,775	24,656
Conversion option subject to cash settlement	89,294	99,797
Stockholders’ equity	1,036,960	864,248

Total liabilities and stockholders’ equity	$1,641,885	$1,429,937

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2010	June 28, 2009	July 4, 2010	June 28, 2009
Revenue:
Product revenue	$198,538	$153,204	$372,217	$309,403
Service and other revenue	13,465	8,439	31,917	17,997

Total revenue	212,003	161,643	404,134	327,400

Cost of Revenue:
Cost of product revenue (a)	59,627	45,812	112,566	96,519
Cost of service and other revenue (a)	4,690	3,003	10,084	6,318
Amortization of intangible assets	1,595	1,670	3,215	3,340

Total cost of revenue	65,912	50,485	125,865	106,177

Gross profit	146,091	111,158	278,269	221,223

Operating Expenses:
Research and development (a)	43,667	33,117	87,343	65,843
Selling, general and administrative (a)	53,671	41,939	103,950	84,770
Acquired in-process research and development	1,325	—	1,325	—

Total operating expense	98,663	75,056	192,618	150,613

Income from operations	47,428	36,102	85,651	70,610
Other income (expense), net:
Interest income	1,751	2,576	3,955	5,492
Interest expense	(6,134)	(5,713)	(12,089)	(11,397)
Other income (expense), net	3,481	2,058	2,369	(331)

Total other expense, net	(902)	(1,079)	(5,765)	(6,236)

Income before income taxes	46,526	35,023	79,886	64,374
Provision for income taxes	16,730	10,335	28,882	20,875

Net income	$29,796	$24,688	$51,004	$43,499

Net income per basic share	$0.24	$0.20	$0.42	$0.35

Net income per diluted share	$0.21	$0.18	$0.37	$0.32

Shares used in calculating basic net income per share	123,095	123,511	121,882	122,633

Shares used in calculating diluted net income per share	140,951	139,465	138,682	136,220

(a)	Includes total stock-based compensation expense for employee stock options and stock

	Three Months Ended		Six Months Ended
	July 4, 2010	June 28, 2009	July 4, 2010	June 28, 2009
Cost of product revenue	$1,301	$1,198	$2,510	$2,472
Cost of service and other revenue	146	143	257	284
Research and development	6,032	4,979	11,930	9,601
Selling, general and administrative	9,366	8,581	19,147	17,404

Stock-based compensation expense before taxes	$16,845	$14,901	$33,844	$29,761

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2010	June 28, 2009	July 4, 2010	June 28, 2009
Net cash provided by operating activities	$74,796	$39,369	$130,323	$90,117
Net cash used in investing activities	(95,735)	(73,310)	(119,666)	(113,128)
Net cash provided by financing activities	43,216	39,133	77,522	46,946
Effect of exchange rate changes on cash and cash equivalents	1,685	(4,241)	4,375	1,138

Net increase in cash and cash equivalents	23,962	951	92,554	25,073
Cash and cash equivalents, beginning of period	213,225	351,146	144,633	327,024

Cash and cash equivalents, end of period	$237,187	$352,097	$237,187	$352,097

Calculation of free cash flow (a):
Net cash provided by operating activities	$74,796	$39,369	$130,323	$90,117
Purchases of property and equipment	(13,142)	(14,022)	(24,322)	(26,591)

Free cash flow	$61,654	$25,347	$106,001	$63,526

(a)	Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations — Non-GAAP
(In thousands, except per share amounts)
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME PER SHARE:

	Three Months Ended		Six Months Ended
	July 4, 2010	June 28, 2009	July 4, 2010	June 28, 2009
GAAP net income per share — diluted	$0.21	$0.18	$0.37	$0.32
Pro forma impact of weighted average shares	0.02	0.01	0.01	0.01
Adjustments to net income:
Pro forma impact of non-cash interest expense (a)	0.02	0.02	0.05	0.05
Other pro forma adjustments	0.01	0.01	0.03	0.04

Non-GAAP net income per share — diluted (b)	$0.26	$0.22	$0.46	$0.42

Shares used in calculating non-GAAP diluted net income per share	132,547	132,329	130,757	129,084

AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:

GAAP net income	$29,796	$24,688	$51,004	$43,499
Non-cash interest expense (a)	5,156	4,758	10,210	9,476
Gain on acquisition (c)	(2,914)	—	(2,914)	—
Amortization of intangible assets	1,595	1,670	3,215	3,340
Acquired in-process research and development	1,325	—	1,325	—
Compensation expense (d)	919	919	1,838	1,838
Acquisition expense	536	—	536	—
Acquired research and development	—	—	—	2,000
Gain on extinguishment of debt	—	—	—	(767)
Pro forma impact on tax expense:
Non-cash interest expense (a)	(2,032)	(1,783)	(4,012)	(3,603)
Other pro forma adjustments	(345)	(1,086)	(608)	(1,194)

Incremental non-GAAP tax expense (e)	(2,377)	(2,869)	(4,620)	(4,797)

Non-GAAP net income (b)	$34,036	$29,166	$60,594	$54,589

(a)	Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b)	Non-GAAP net income per share and net income exclude the effect of the pro forma adjustments as detailed above. Non-GAAP diluted net income per share and net income are key drivers of our core operating performance and major factors in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

(c)	Gain on acquisition represents the difference between the carrying value of a cost method investment in Helixis, Inc. prior to acquisition and the fair value of that investment at the time of acquisition.

(d)	Compensation expense represents contingent consideration for post-combination services associated with a prior acquisition. This expense is included within research and development on our statements of operations.

(e)	Incremental non-GAAP tax expense reflects the increase to GAAP tax expense related to the non-GAAP adjustments listed above.

Illumina, Inc.
Results of Operations — Non-GAAP (continued)
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended				Six Months Ended
	July 4, 2010		June 28, 2009		July 4, 2010		June 28, 2009
GAAP gross profit	$146,091	68.9%	$111,158	68.8%	$278,269	68.9%	$221,223	67.6%
Stock-based compensation expense	1,447	0.7%	1,341	0.8%	2,767	0.7%	2,756	0.8%
Amortization of intangible assets	1,595	0.8%	1,670	1.0%	3,215	0.8%	3,340	1.0%

Non-GAAP gross profit	$149,133	70.3%	$114,169	70.6%	$284,251	70.3%	$227,319	69.4%

Research and development expense	$43,667	20.6%	$33,117	20.5%	$87,343	21.6%	$65,843	20.1%
Stock-based compensation expense	(6,032)	(2.8%)	(4,979)	(3.1%)	(11,930)	(3.0%)	(9,601)	(2.9%)
Compensation Expense (a)	(919)	(0.4%)	(919)	(0.6%)	(1,838)	(0.5%)	(1,838)	(0.6%)
Acquired research and development	—	—	—	—	—	—	(2,000)	(0.6%)

Non-GAAP research and development expense	$36,716	17.3%	$27,219	16.8%	$73,575	18.2%	$52,404	16.0%

Selling, general and administrative expense	$53,671	25.3%	$41,939	25.9%	$103,950	25.7%	$84,770	25.9%
Stock-based compensation expense	(9,366)	(4.4%)	(8,581)	(5.3%)	(19,147)	(4.7%)	(17,404)	(5.3%)
Acquisition expense	(536)	(0.3%)	—	—	(536)	(0.1%)	—	—

Non-GAAP selling, general and administrative expense	$43,769	20.6%	$33,358	20.6%	$84,267	20.9%	$67,366	20.6%

GAAP operating profit	$47,428	22.4%	$36,102	22.3%	$85,651	21.2%	$70,610	21.6%
Stock-based compensation expense	16,845	7.9%	14,901	9.2%	33,844	8.4%	29,761	9.1%
Amortization of intangible assets	1,595	0.8%	1,670	1.0%	3,215	0.8%	3,340	1.0%
Acquired in-process research and development	1,325	0.6%	—	—	1,325	0.3%	—	—
Compensation expense (a)	919	0.4%	919	0.6%	1,838	0.5%	1,838	0.6%
Acquisition expense	536	0.3%	—	—	536	0.1%	—
Acquired research and development	—	—	—	—	—	—	2,000	0.6%

Non-GAAP operating profit (b)	$68,648	32.4%	$53,592	33.2%	$126,409	31.3%	$107,549	32.8%

(a)	Compensation expense represents contingent consideration for post-combination services associated with a prior acquisition. This expense is included within research and development on our statements of operations.

(b)	Non-GAAP operating profit excludes the effect of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance. Non-GAAP gross profit, included within the non-GAAP operating profit, is a key measure of the effectiveness and efficiency of our manufacturing processes, product mix and the average selling prices of our products and services.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance
The financial guidance provided below is an estimate based on information available as of July 27, 2010. The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the company’s financial results are stated above in this press release. More information on potential factors that could affect the company’s financial results is included from time to time in the company’s public reports filed with the SEC, including the company’s Form 10-K for the fiscal year ended January 3, 2010, the company’s Form 10-Q for the fiscal quarter ended April 4, 2010 and the company’s Form 10-Q for the fiscal quarter ended July 4, 2010 to be filed with the SEC. The company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Diluted net income per share
Fiscal Year 2010

Non-GAAP	$0.93 - $1.00

Non-cash interest expense (a)	($0.09)

Pro forma impact of weighted average shares (b)	($0.05)

Amortization of intangible assets	($0.04)

Other non-GAAP adjustments (c)	($0.03)

GAAP	$0.72 - $0.79

(a)	Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b)	Pro forma impact of weighted average shares represents the estimated impact of double dilution associated with the accounting treatment of the company’s outstanding convertible debt and the corresponding call option overlay.

(c)	Other non-GAAP adjustments reflect the estimated impact on diluted net income per share for fiscal year 2010 from contingent compensation expense and the accrual of in-process research and development, the gain on acquisition, and acquisition related expense.